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                                                                   EXHIBIT 10.31

AMENDMENT TO REVENUE INTERESTS ASSIGNMENT AGREEMENT AND STOCK PURCHASE
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                              AGREEMENT
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         This AMENDMENT TO REVENUE INTERESTS ASSIGNMENT AGREEMENT AND STOCK
PURCHASE AGREEMENT (this "Amendment") is entered into as of March 22, 2002 by and among Orthovita, Inc., a Pennsylvania corporation ("Orthovita"), Vita Special Purpose Corp., a Delaware corporation and wholly-owned subsidiary of Orthovita ("Assignor"), and Paul Capital Royalty Acquisition Fund, L.P., a Delaware limited partnership ("Assignee").

                              B A C K G R O U N D

         WHEREAS, Orthovita, Assignor and Assignee have entered into a Revenue Interests Assignment Agreement dated as of October 16, 2001 (the "Assignment Agreement"), pursuant to which Assignor sold and assigned to Assignee, and Assignee purchased from Assignor, the Assigned Interests, which represent certain interests in revenues generated by certain sales of Orthovita's products;

         WHEREAS, as a condition to the Assignment Agreement, Assignee purchased 2,582,645 shares of Orthovita's Common Stock (the "Shares") under a certain Stock Purchase Agreement dated as of October 16, 2001 between Orthovita and Assignee (the "Stock Purchase Agreement");

         WHEREAS, certain sections of the Assignment Agreement provide that Assignor is entitled to certain credits (the "Equity Credits") to be applied against amounts payable to Assignee in respect of the Assigned Interests, with the amounts of such Equity Credits based on the proceeds realized from Assignee's sale of the Shares;

         WHEREAS, Orthovita and Assignor have agreed to waive all of their right and interest in and to the Equity Credits in consideration of Assignee's agreement to forfeit and surrender all of its right and interest in and to 860,882 of the Shares (the "Surrendered Shares") and to reduce the repurchase price of the Assigned Interests as described herein;

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Orthovita, Assignor and Assignee, intending to be legally bound hereby, agree as follows:

1.       Definitions.  Except as expressly provided otherwise herein,
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capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Assignment Agreement.
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2.       Amendments to Assignment Agreement. Orthovita and Assignor hereby waive
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all of their right and interest in and to the Equity Credits.  Accordingly, the amendments set forth below are hereby made to the Assignment Agreement:

         a.       Section 2.02(c) is deleted in its entirety.

         b. Section 2.02(d)(ii) is amended and restated in its entirety to read as follows:

         "(ii) in the event that the aggregate of the Daily Amounts received by Assignee during any period commencing on the first day of each Fiscal Year and ending on the last day of a fiscal quarter, taking into account the Advance Payments made in respect of such Fiscal Year and any true-up payment previously made under this Section 2.02(d)(ii) in respect of such Fiscal Year, (x) is less than the Weighted Average Applicable Percentage of Net Sales for such period, then on the applicable True-Up Date, Assignor shall pay to Assignee an amount equal to such difference, or (y) is greater than the Weighted Average Applicable Percentage of Net Sales for such period, then on the applicable True-Up Date, Assignee shall pay to Assignor an amount equal to such difference attributable to any payments previously made by Assignor in respect of such Fiscal Year, (any amount payable pursuant to the preceding clause (x) or clause (y), a "True-Up Amount"). Assignor shall, within five (5) Business Days after receipt of any amounts in respect of any accounts previously written-off for which no Applicable Percentage of Net Sales were paid to Assignee, remit to Assignee the Applicable Percentage (such Applicable Percentage to be based upon the Applicable Percentage at the time that such accounts were written-off) of any such recoveries."

In addition, footnote number 2 is deleted in its entirety.

         c. The beginning of the first sentence of Section 5.07(a) is amended and restated in its entirety to read as follows:

         "(a) In the event that a Purchase Option Event shall occur during the Term, the Assignee shall have the right, but not the obligation (the "Assignee Option Repurchase"), exercisable within two hundred seventy
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         (270) days of its receipt of written notice from the Assignor of the
         Purchase Option Event (the "Purchase Option Exercise Period"), to
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         require the Assignor to repurchase from the Assignee the Assigned
         Interests for a repurchase price equal to the difference between (x) an amount (the "Base Amount") that, when added together with all amounts paid to Assignee in respect of the Assigned Interests (including, without limitation, amounts paid under Section 5.07(d), Advance Payment Amounts, and all amounts payable in respect of Net Sales) and not repaid by Assignee to Assignor (the "Prior Amounts"), causes the sum of the Base Amount and the Prior Amounts (the "Total Sum") to equal the

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         Aggregate Purchase Price when the Total Sum is discounted annually at the Applicable Discount Rate to the date or dates on which the Aggregate Purchase Price or installments thereof were paid to Assignor, and (y) $3,333,333 (such difference is referred to as the "Assignee
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         Option Repurchase Price"); . . ."
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         d.       The first sentence of Section 5.07(c) is amended and restated
in its entirety to read as follows:

         "In the event that a Call Option Event shall occur, then Assignor shall have the option ("Assignor Option Repurchase"), to repurchase the
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         Assigned Interests for a repurchase price ("Assignor Option Repurchase
                                                     --------------------------
         Price") equal to $16,666,667 less any amounts received by Assignee
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         pursuant to Section 5.07(d), Advance Payment Amounts for the Fiscal
         Year in which the Call Option Event occurs; provided, however, that if the event constituting a Call Option Event also constitutes a Purchase Option Event, and each of Assignee and Assignor exercise the Assignee Option Repurchase and the Assignor Option Repurchase, respectively, within 40 days of each other, the repurchase price shall equal the average of the Assignor Option Repurchase Price and the Assignee Option Repurchase Price; provided, further, that if (i) the Call Option Event that results in the Assignor exercising the Assignor Option Repurchase occurs during the Purchase Option Exercise Period of a separate, prior Purchase Option Event that did not also constitute the Call Option Event at issue, and (ii) Assignee exercises its Assignee Option Repurchase in respect thereof within 40 days of receipt of notice of the exercise by Assignor of the Assignor Option Repurchase, then, notwithstanding anything contained in Section 5.07(a) to the contrary, the repurchase price shall equal the greater of the Assignee Option Repurchase Price and the Assignor Option Repurchase Price."

         e. The phrase ", and as provided in Section 2.02(c) hereof" is deleted from the first sentence of Section 7.02 (Effect of Termination).

         f. The phrase ", and in the last sentence of Section 2.02(c)," is deleted from the second sentence of Section 8.01 (Survival).

         g.       The definition of the term "Transferees" contained in Section
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1.01 is deleted.

         h. The beginning of the first sentence of Section 5.10 (Remittance to Lockbox Account) is amended to replace the phrase "Within sixty
(60) days after the date of this Agreement" with "On or before May 31, 2002".

3.       Amendments to Stock Purchase Agreement. Assignee hereby waives all of
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its right and interest in and to the Surrendered Shares. Accordingly, the amendments set forth below are hereby made to the Stock Purchase Agreement. Capitalized terms used in

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Section 3 of this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

         a. Section 4.7 (Registration Statement) is amended to change the date by which Orthovita is obligated to file the Initial Registration Statement (as such term is defined in the Stock Purchase Agreement) from 45 days after the Closing Date to May 15, 2002.

         b. The parties further agree that all references to "Investor Shares" as used in Section 4.7 of the Stock Purchase Agreement shall mean the 1,721,763 Shares that are not being surrendered and forfeited pursuant to this Amendment (the "Remaining Shares").

4.       Representations and Warranties of Assignee. Assignee hereby makes the
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following representations and warranties to Orthovita as of the date hereof:

         a. Assignee is the record and beneficial owner of, and has good and marketable title to, the Surrendered Shares, free and clear of any and all Liens or options in favor of, or claims of, any other Person.

         b. Assignee hereby makes all of the representations and warranties set forth in Section 3.2(c) of the Stock Purchase Agreement to Orthovita as of the date hereof with respect to the Remaining Shares, including without limitation, that it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

5.       No Material Adverse Change. Orthovita hereby represents and warrants to
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Assignee that as of the date hereof, since October 16, 2001, there has been no material adverse change in the business, assets, financial condition, results of operations, prospects or properties of the Company and its subsidiaries taken as a whole, except as has been disclosed in any filings with the Securities and Exchange Commission made by the Company prior to the date hereof pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. The parties agree that losses incurred in the ordinary course of business shall not be deemed a material adverse change.

6.       Stock Certificate. Simultaneous with the execution and delivery hereof,
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Assignee shall deliver to Orthovita the original share certificate representing the Shares (the "Original Certificate"). Within two business days after Orthovita's receipt of the Original Certificate, Orthovita shall issue and deliver to Assignee a share certificate or certificates representing the Remaining Shares, which certificate or certificates shall be registered in Assignee's name or such name as Assignee designates.

7.       Release of Claims. Assignee, for itself and its affiliates, hereby
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waives any and all claims: (i) to the Surrendered Shares issued by Orthovita;
(ii) to a refund of that portion of the purchase price paid by Assignee for the Surrendered Shares; (iii) relating to the failure of Orthovita to have filed a registration statement covering the resale of the Shares within 45 days after the Closing Date pursuant to the Stock Purchase Agreement; and (iv)

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relating to the parties' failure to have executed a Lockbox Agreement within 60 days after the Closing Date.

8.       Governing Law. This Amendment shall be governed by and construed
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under the laws of the State of New York without giving effect to its conflict of laws provisions.

9.       Amendments and Waivers. Neither this Amendment nor any provision
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thereof may be amended, modified, discharged or terminated, except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Amendment may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Amendment on any future occasion. All remedies, either under this Amendment or by law or otherwise afforded, will be cumulative and not alternative.

10.      Entire Agreement. This Amendment and the documents referred to herein
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constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.


11.      Counterparts. This Amendment may be executed in counterparts, each of
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which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    ORTHOVITA, INC.

                                    By: /s/ Bruce Peacock
                                        -----------------
                                            Bruce Peacock,
                                            Chief Executive Officer

                                    VITA SPECIAL PURPOSE CORP.

                                    By: /s/ Joseph M. Paiva
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                                            Joseph M. Paiva,
                                            Vice President

                                    PAUL CAPITAL ROYALTY ACQUISITION FUND, L.P.

                                    By: Paul Capital Management, LLC, its
                                    General Partner

                                        By:  /s/ Walter Flamenbaum
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                                                 Walter Flamenbaum, M.D.,
                                                 Managing Member

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